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                                                                     Exhibit 3.4

                         WH LUXEMBOURG HOLDINGS S.A R.L.
                        SOCIETE A RESPONSABILITE LIMITEE
                       L-1450 LUXEMBOURG, 73, COTE D'EICH

NUMERO 230/2002.- CONSTITUTION DE SOCIETE DU 20 JUIN 2002

In the year two thousand and two, on the twentieth of June,

Before Maitre Paul FRIEDERS, notary residing in Luxembourg.

THERE APPEARED

WH Intermediate Holdings Ltd., having its registered office in P.O. Box 309GT, Ugland House, South Church Street, Georgetown, Grand Cayman, represented by Mrs. Chantal KEEREMAN, lawyer, residing in Luxembourg, by virtue of a proxy given on June 17, 2002.

Which proxy shall be signed "ne varietur" by the mandatory of the above named party and the undersigned notary and shall remain annexed to the present deed for the purpose of registration.

The above named party, represented as said above, has declared its intention to constitute by the present deed a unipersonal limited liability company and to draw up the Articles of Association of it as follows :

TITLE I.- OBJECT - DENOMINATION - REGISTERED OFFICE - DURATION

ARTICLE 1.-

There is hereby established a unipersonal limited liability company which will be governed by the laws in effect and especially by those of August 10, 1915 referring to commercial companies as amended from time to time, September 18, 1933 on limited liability companies, as amended and December 28, 1992 on unipersonal limited liability companies as well as by the present statutes.

ARTICLE 2.-

The denomination of the company is "WH LUXEMBOURG HOLDINGS S.A R.L.".

ARTICLE 3.-

The registered office of the company is established in Luxembourg.

It can be transferred to any other place in the Grand-Duchy of Luxembourg according to an agreement of the participants.


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ARTICLE 4.-

The company shall have as its business purpose the holding of participations, in any form whatsoever, in Luxembourg and foreign companies, the acquisition by purchase, subscription, or in any other manner as well as the transfer by sale, exchange or otherwise of stock, bonds, debentures, notes and other securities of any kind, the possession, the administration, the development and the management of its portfolio.

The company may participate in the establishment and development of any financial, industrial or commercial enterprises and may render any assistance by way of loans, guarantees, securities interests or otherwise to subsidiaries, affiliated companies, to any company belonging to the same group of companies or to third parties.

The company may borrow in any form.

In general, it may take any controlling and supervisory measures and carry out any financial, movable or immovable, commercial and industrial operation which it may deem useful in the accomplishment and development of its purpose.

ARTICLE 5.-

The company is established for an unlimited period.

ARTICLE 6.-

The bankruptcy, insolvency or the failure of one of the participants do not put an end to the company.

TITLE II.- CAPITAL - PARTS

ARTICLE 7.-

The capital of the company is fixed at twelve thousand and four hundred US Dollars (12,400.-USD) divided into fifty (50) parts of two hundred and forty-eight US Dollars (248.-USD) each.

ARTICLE 8.-

The company may, to the extent and under the terms permitted by law, purchase its own parts.

Such repurchase shall be subject to the following conditions :

- any repurchase of parts made by the company may only be made out of the company's retained profits and free reserves.

- the repurchased parts may be cancelled and the capital reduced as a consequence thereof in accordance with the legal procedure requirements.

ARTICLE 9.-


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Parts can be freely transferred by the sole participant, as long as there is only one participant.

In case there is more than one participant, parts are freely transferable among participants. Transfer of parts inter vivos to non participants may only be made with the prior approval of participants representing at least three quarters of the capital.

For all other matters, reference is being made to Articles 189 and 190 of the law referring to commercial companies.

ARTICLE 10.-

A participant as well as the heirs and representatives or entitled persons and creditors of a participant cannot, under any circumstances, request the affixing of seals on the assets and documents of the company, nor become involved in any way in its administration.

In order to exercise their rights they have to refer to the financial statements and to the decisions of the general meetings.

TITLE III.- MANAGEMENT

ARTICLE 11.-

The company is administrated by one or more managers (gerants), who are invested with the broadest powers to perform all acts necessary or useful to the accomplishment of the corporate purpose of the company, except those expressly reserved by law to the general meeting. The manager(s) represent(s) the company towards third parties and any litigation involving the company either as plaintiff or as defendant, will be handled in the name of the company by the manager(s).

They are appointed by the general meeting of participants for an undetermined period.

Special and limited powers may be delegated for determined matters to one or more agents, either participants or not.

TITLE IV.- GENERAL MEETING OF PARTICIPANTS

ARTICLE 12.-

The sole participant shall exercise all the powers vested with the general meeting of the participants under section XII of the law of August 10, 1915 on commercial companies.

All decisions exceeding the powers of the manager(s) shall be taken by the sole participant. Any such decisions shall be in writing and shall be recorded on a special register.

In case there is more than one participant, decisions of participants shall be taken in a general meeting or by written


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consultation at the instigation of the management. No decision is deemed validly taken until it has been adopted by the participants representing more than fifty per cent (50%) of the capital.

TITLE V.- FINANCIAL YEAR - PROFITS - RESERVES

ARTICLE 13.-

The financial year of the company starts on the first of January and ends on the last day of December of each year.

ARTICLE 14.-

Each year on the last day of December an inventory of the assets and the liabilities of the company as well as a balance sheet and a profit and loss account shall be drawn up.

The revenues of the company, deduction made of the general expenses and the charges, the depreciations and the provisions constitute the net profit.

Five per cent (5%) of this net profit shall be appropriated for the legal reserve; this deduction ceases to be compulsory as soon as the reserve amounts to ten per cent (10%) of the capital of the company, but it must be resumed until the reserve is entirely reconstituted if, at any time, for any reason whatsoever, it has been touched. The balance is at the disposal of the general meeting of participants.

TITLE VI.- LIQUIDATION - DISSOLUTION

ARTICLE 15.-

In case of dissolution of the company the liquidation will be carried out by one or more liquidators who need not to be participants, designated by the meeting of participants at the majority defined by Article 142 of the Law of August 10th, 1915 and of its modifying laws.

The liquidator(s) shall be invested with the broadest powers for the realization of the assets and payment of the liabilities.

TITLE VII.- VARIA

ARTICLE 16.-

The parties refer to the existing regulations for all matters not mentioned in the present statutes.

                              TRANSITORY PROVISION

The first financial year shall begin today and end on December 31, 2002.

                                  SUBSCRIPTION


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The statutes having thus been established, the appearing party declares to subscribe the whole capital as follows :

WH Intermediate Holdings Ltd.,, prenamed
50 parts
--------

TOTAL
-------------------------------------------------------
50 parts
--------

The parts have been fully paid up to the amount of two hundred and forty-eight US Dollars (248.-USD) per part by a contribution in cash of twelve thousand and four hundred US Dollars (12,400.-USD).

As a result the amount of twelve thousand and four hundred US Dollars (12,400.-USD) is as of now at the disposal of the company as has been certified to the notary executing this deed.

                                    EXPENSES

The expenses, costs, remunerations or charges in any form whatsoever, which shall be borne by the company as a result of its formation, are estimated at approximately 1,225.-E.

For the purpose of registration, the corporate capital of 12,400.-USD is valued at 12.917.-E.

                          EXTRAORDINARY GENERAL MEETING

After the Articles of Association have thus been drawn up, the above named participant has immediately proceeded to hold an extraordinary general meeting. Having first verified that it was regularly constituted, it passed the following resolutions:

1) The registered office of the company is fixed at L-1450 Luxembourg, 73, Cote d'Eich.

2) Have been elected managers (gerants) of the company for an undetermined period:

- Mr Steve E. RODGERS, Partner of Whitney & Co., LLC, with professional address at 177 Broad Street, Stamford, CT 06901,

- Mr John C. HOCKIN, Partner of Whitney & Co., LLC, with professional address at 580 California Street, Suite 2000, San Francisco, CA 94104.

3) The company will be bound in any circumstances by the sole signature of any manager.

The undersigned notary, who speaks and understands English, states herewith that on request of the above appearing person, the present incorporation deed is worded in English followed by


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a French version, on the request of the same appearing person and in case of divergences between the English and the French text, the English version will be prevailing.

WHEREOF the present original deed was drawn up in Luxembourg, on the day named at the beginning of this document.

The document having been read to the person appearing, known to the undersigned notary by name, Christian name, civil status and residence, said person appearing signed together with the notary the present deed.

                           FOLLOWS THE FRENCH VERSION

L'an deux mille deux, le vingt juin,

Par-devant Maitre Paul FRIEDERS, notaire de residence a Luxembourg.

A COMPARU

WH Intermediate Holdings Ltd., ayant son siege social a P.O. Box 309GT, Ugland House, South Church Street, Georgetown, Grand Cayman, represente par Madame Chantal KEEREMAN, juriste, demeurant a Luxembourg, en vertu d'une procuration donnee le 17 juin 2002.

Laquelle procuration, apres avoir ete signee "ne varietur" par le mandataire du comparant et le notaire soussigne, restera annexee au present acte pour etre enregistree avec celui-ci.

Lequel comparant, represente comme dit ci-avant, a declare vouloir constituer par le present acte une societe a responsabilite limitee unipersonnelle et a requis le notaire instrumentant d'arreter ainsi qu'il suit les statuts:

TITRE I : OBJET - DENOMINATION - SIEGE SOCIAL - DUREE

ARTICLE 1.-

Il est forme par le present acte une societe a responsabilite limitee unipersonnelle qui sera regie par les lois actuellement en vigueur, notamment par celle du 10 aout 1915 sur les societes commerciales, telle que modifiee, par celle du 18 septembre 1933 sur les societes a responsabilite limitee, telle que modifiee et par celle du 28 decembre 1992 sur les societes unipersonnelles a responsabilite limitee ainsi que par les presents statuts.

ARTICLE 2.-

La denomination de la societe sera "WH LUXEMBOURG HOLDINGS S.A R.L.".


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ARTICLE 3.-

Le siege de la societe est etabli a Luxembourg.

Le siege social peut etre transfere en toute autre localite a l'interieur du Grand-Duche de Luxembourg par decision des associes.

ARTICLE 4.-

La societe a pour objet la prise de participations, sous quelque forme que ce soit, dans des entreprises luxembourgeoises ou etrangeres, l'acquisition par achat, souscription ou de toute autre maniere, ainsi que l'alienation par vente, echange ou de toute autre maniere de titres, obligations, creances, billets et autres valeurs de toutes especes, la possession, l'administration, le developpement et la gestion de son portefeuille.

La societe peut participer a la creation et au developpement de n'importe quelle entreprise financiere, industrielle ou commerciale et preter tous concours, que ce soit par des prets, garanties, interets de valeurs ou de toute autre maniere a des societes filiales ou affiliees, a toute societe appartenant au meme groupe de societes ou a des tiers.

La societe peut emprunter sous toutes les formes.

D'une facon generale, elle peut prendre toutes mesures de controle et de surveillance et faire toutes operations financieres, commerciales et industrielles qu'elle jugera utiles a l'accomplissement ou au developpement de son objet.

ARTICLE 5.-

La societe est constituee pour une duree indeterminee.

ARTICLE 6.-

La faillite, la banqueroute ou la deconfiture de l'un des associes ne mettent pas fin a la societe.

TITRE II : CAPITAL- PARTS

ARTICLE 7.-

Le capital social de la societe est fixe a douze mille quatre cents dollars US (12.400.- USD) divise en cinquante (50) parts sociales de deux cent quarante-huit dollars US (248.-USD) chacune.

ARTICLE 8.-

La societe pourra, sous les conditions et dans les limites prevues par la loi, acquerir ses propres parts.


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Un tel rachat sera soumis aux conditions suivantes :

- tout rachat de parts fait par la societe pourra uniquement etre realise avec les profits mis en reserve et les reserves libres de la societe ;

- les parts rachetees pourront etre annulees et le capital social reduit en consequence, conformement aux prescriptions legales.

ARTICLE 9.-

Les parts sociales sont librement cessibles par l'unique associe, aussi longtemps qu'il y a uniquement un seul associe.

S'il y a plus d'un associe, les parts sont librement cessibles entre les associes. Aucune cession de parts sociales entre vifs a un tiers non-associe ne peut etre effectuee sans l'agrement prealable donne en assemblee generale par des associes representant au moins les trois quarts du capital social.

Pour le reste, il est refere aux dispositions des articles 189 et 190 de la loi coordonnee sur les societes commerciales.

ARTICLE 10.-

Un associe ainsi que les heritiers et representants ou ayants droit et creanciers d'un associe ne peuvent, sous aucun pretexte, requerir l'apposition de scelles sur les biens et papiers de la societe, ni s'immiscer en aucune maniere dans les actes de son administration.

Ils doivent pour l'exercice de leurs droits, s'en rapporter aux inventaires sociaux et aux decisions des assemblees generales.

TITRE III : ADMINISTRATION

ARTICLE 11.-

La societe est administree par un ou plusieurs gerants qui disposent des pouvoirs les plus etendus afin d'accomplir tous les actes necessaires ou utiles a l'accomplissement de l'objet social de la societe, a l'exception de ceux qui sont reserves par la loi a l'assemblee generale. Le(s) gerant(s) representent la societe a l'egard des tiers et tout contentieux dans lequel la societe apparait comme demandeur ou comme defendeur, sera gere au nom de la societe par le(s) gerant(s).

Ils sont nommes par l'assemblee generale des associes pour une duree illimitee.

Des pouvoirs speciaux et limites pourront etre delegues pour des affaires determinees a un ou plusieurs agents, associes ou non.

TITRE IV : ASSEMBLEE GENERALE DES ASSOCIES

ARTICLE 12.-


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L'associe unique exercera tous les droits incombant a l'assemblee generale des associes, en vertu de la section XII de la loi du 10 aout 1915 sur les societes commerciales.

Toutes les decisions excedant le pouvoir du gerant/des gerants seront prises par l'associe unique. Les decisions de l'associe unique seront ecrites et doivent etre consignees sur un registre special.

S'il y a plus d'un associe, les decisions des associes seront prises par l'assemblee generale ou par consultation ecrite a l'initiative de la gerance. Aucune decision n'est valablement prise qu'autant qu'elle a ete adoptee par des associes representant plus de cinquante pour cent (50%) du capital social.

TITRE V : ANNEE COMPTABLE - PROFITS- RESERVES

ARTICLE 13.-

L'annee sociale commence le premier janvier et finit le dernier jour de decembre de chaque annee.

ARTICLE 14.-

Chaque annee au dernier jour de decembre il sera fait un inventaire de l'actif et du passif de la societe, ainsi qu'un bilan et un compte de pertes et profits.

Les produits de la societe, deduction faite des frais generaux, charges, amortissements et provisions, constituent le benefice net.

Sur ce benefice net, il est preleve cinq pour cent (5%) pour la constitution d'un fonds de reserve; ce prelevement cesse d'etre obligatoire, des que le fonds de reserve a atteint dix pour cent (10%) du capital, mais devra toutefois etre repris jusqu'a entiere reconstitution, si a un moment donne et pour quelque cause que ce soit, le fonds de reserve avait ete entame. Le solde est a la disposition de l'assemblee generale des associes.

TITRE VI : LIQUIDATION - DISSOLUTION

ARTICLE 15.-

En cas de dissolution de la societe, la liquidation sera faite par un ou plusieurs liquidateurs, associes ou non, a designer par l'assemblee des associes a la majorite fixee par l'article 142 de la loi du 10 aout 1915 et de ses lois modificatives.

Le ou les liquidateurs auront les pouvoirs les plus etendus pour la realisation de l'actif et le paiement du passif.

TITRE VII : VARIA


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ARTICLE 16.-

Pour tout ce qui n'est pas prevu dans les presents statuts, les parties se referent aux dispositions des lois afferentes.

                             DISPOSITION TRANSITOIRE

La premiere annee sociale commencera aujourd'hui et prendra fin le 31 decembre 2002.

                                  SOUSCRIPTION

Les statuts ayant ete etablis, la partie presente declare vouloir souscrire le total du capital de la maniere suivante :

WH Intermediate Holdings Ltd., prenommee                                50 parts
                                                                        --------
sociales
--------

TOTAL                                                          50 parts sociales
--------------------------------------------------------------------------------

Les parts sociales ont ete entierement liberees a hauteur d'un montant de deux cent quarante-huit dollars US (248.-USD) par part sociale par un apport en especes de douze mille quatre cents dollars US (12.400.-USD).

Le montant de douze mille quatre cents dollars US (12.400.-USD) est par consequent des maintenant a la disposition de la societe, tel qu'il a ete certifie au notaire instrumentaire.

                                      FRAIS

Le montant des frais, depenses, remunerations ou charges, sous quelque forme que ce soit, qui incombent a la societe, ou qui sont mis a sa charge en raison de sa constitution, s'eleve a approximativement 1.225.-E.

Pour les besoins de l'enregistrement, le capital social de 12.400.-USD est evalue a 12.917.-E.

                        ASSEMBLEE GENERALE EXTRAORDINAIRE

Apres que les statuts aient ete rediges, l'associe prenomme a immediatement tenu une assemblee generale extraordinaire.

Apres avoir verifie si elle a ete regulierement constituee, il a pris les resolutions suivantes :

1. Le siege social de la societe est etabli a L - 1450 Luxembourg, 73, rue Cote d'Eich.

2. Ont ete elus gerants de la societe pour une duree indeterminee :


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- Monsieur Steve E. RODGERS, Partner of Whitney & Co., LLC, avec adresse professionnelle 177 Broad Street, Stamford, CT 06901,

- Monsieur John C. HOCKIN, Partner of Whitney & Co., LLC, avec adresse professionnelle 580 California Street, Suite 2000, San Francisco, CA 94104.

3. La societe sera liee en toutes circonstances par la signature individuelle d'un gerant.

Le notaire soussigne, qui comprend et parle l'anglais, declare que sur la demande de la comparante, le present acte de constitution est redige en anglais suivi d'une version francaise; a la demande de la meme comparante et en cas de divergences entre le texte anglais et le texte francais, la version anglaise fera foi.

Dont acte, fait et passe a Luxembourg, date qu'en tete des presentes.

Et apres lecture faite et interpretation donnee a la comparante, connue du notaire instrumentaire par nom, prenom, etat et demeure, ladite comparante a signe avec le notaire le present acte.

Signe : Ch. Keereman, Frieders.

Enregistre a Luxembourg A.C., le 27 JUIN 2002, Vol. 13CS, fol. 21, case 8. Recu: cent vingt-neuf virgule dix-sept euros (129,17.-E).

Le Receveur, signe : Joseph Muller.

POUR EXPEDITION CONFORME

delivree sur papier libre, aux fins de publication au Memorial, Recueil des Societes et Associations.

Luxembourg, le 3 juillet 2002.


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